Exhibit 99.e.1.a

Schedule A*

Underwriting Agreement

between Aberdeen Mutual Funds and

Aberdeen Fund Distributors, LLC

Name of Fund

Aberdeen Global Equity Fund
Aberdeen China Opportunities Fund
Aberdeen Equity Long-Short Fund
Aberdeen Global Natural Resources Fund
Aberdeen Optimal Allocations Fund: Growth
Aberdeen Optimal Allocations Fund: Moderate Growth
Aberdeen Optimal Allocations Fund: Moderate
Aberdeen Optimal Allocations Fund: Defensive
Aberdeen Optimal Allocations Fund: Specialty
Aberdeen Small Cap Fund
Aberdeen Tax-Free Income Fund
Aberdeen Core Fixed Income Fund
Aberdeen Core Plus Income Fund
Aberdeen Global Fixed Income Fund
Aberdeen Global Small Cap Fund
Aberdeen Asia Bond Fund (formerly, Aberdeen Asia Bond Institutional Fund)
Aberdeen International Equity Fund
Aberdeen Emerging Markets Fund
Aberdeen Emerging Markets Institutional Fund
Aberdeen Asia-Pacific (ex-Japan) Equity Fund (formerly, Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund)
Aberdeen Global High Yield Bond Fund
Aberdeen Emerging Markets Debt Local Currency Fund
Aberdeen Ultra-Short Duration Bond Fund
Aberdeen Asia-Pacific Smaller Companies Fund
Aberdeen U.S. Equity Fund (formerly, Aberdeen U.S. Equity I Fund)
Aberdeen U.S. Equity II Fund
Aberdeen U.S. High Yield Bond Fund

*As most recently approved at December 6, 2011 Board Meeting.